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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

For further information contact:
Jeff MacDowell
Vice President -
Finance and Corporate Development
(972) 756-8171

FILING OF FORM 10-K DELAYED

PRELIMINARY FIRST QUARTER 2000 RESULTS

December 30, 1999 -- Dallas, Texas -- Dynamex Inc. (Amex: DDN) today provided an update on a number of issues relating to the ongoing audit of the Company's financial statements, preliminary first quarter 2000 results, and related topics.

STATUS OF AUDIT

Dynamex anticipates that the filing of the fiscal year 1999 Form 10-K and amended reports for prior fiscal years and quarters will be delayed approximately another 60 days. The delay in completion of the 1999 audit and re-audit of prior period financial statements has resulted from additional requests for information by the Company's auditor, Deloitte & Touche LLP. The additional information requested to complete the audit in many instances is difficult to locate due to the Company's numerous acquisitions and two corporate accounting relocations during the past three-year period. Rick McClelland, Chairman and CEO of Dynamex, said, "While we are disappointed with the status of the audit, management will continue to diligently work with the auditors toward completion of the audit process."

Management can make no assurances with respect to the filing date of its financial statements with the SEC since the filing of such documents is contingent upon the completion of the audit and re-audit.

FIRST QUARTER FISCAL 2000

Preliminary, unaudited results for the first quarter ended October 31, 1999 indicate revenues increased 5.6% to $62.8 million vs. $59.4 million for the prior year restated period. Revenues in the first quarter increased approximately 3.3% over the preliminary fourth quarter 1999 revenues. EBITDA (Earnings before interest, taxes, depreciation and amortization) for the quarter increased 30% to approximately $4.8 million (excluding legal fees associated with the class action lawsuit of approximately $235,000) or 7.6% of revenues vs. $3.7 million or 6.2% of revenues for the prior year restated period. Interest expense for the quarter was $1.2 million. Operating income and net income on a preliminary basis cannot be determined until completion of the ongoing audit in order to obtain depreciation and amortization expense for the period.


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Same branch revenue growth (percentage increase in revenues per day for operations owned for more than one year) for the first quarter 2000 over first quarter 1999 is expected to be approximately 6.8% vs. 2.8% in the fourth quarter 1999 over fourth quarter 1998. Same branch revenues in the first quarter 2000 increased 2.6% over the fourth quarter 1999.

Same branch revenue growth at the Company's Canadian operations during the first quarter is expected to be approximately 6.8% in Canadian dollars and approximately 10.3% in US dollars. Same branch revenue growth in the Company's US operations during the first quarter is expected to be approximately 5.2%. Revenue growth was adversely affected by the termination of service contracts with unacceptable profitability margins in New England and the Canadian Prairies, and by reduced revenues associated with a systems conversion and competition in Dallas. Excluding the operations in New England, the Canadian Prairies, and Dallas, same branch revenue growth is expected to be approximately 8.0% overall and 7.2% for the US operations.

Rick McClelland commented, "Our operating results are slightly ahead of internal forecasts and should be seen as tangible evidence that there is strong client support which is driven by service quality. Service quality is strong due to the quality of the operating people in the field and their determination to focus on operating the business and not be distracted by other issues. Out of 49 P&L entities, 47 are profitable and many are performing well above industry norms. The internal growth rate is lower than our double-digit corporate goal as a result of reduced revenues from terminated contracts in the last year, but has increased significantly since the fourth quarter (same branch revenue growth:
6.8% first quarter 2000 over first quarter 1999 vs. 2.8% fourth quarter 1999 over fourth quarter 1998).

"The market for our services remains strong. There has been some negative impact related to email, but this has been more than offset by growth in demand for same-day delivery of three dimensional product. For example, we are continuing to see growth in "semi-technical" delivery. Our drivers in Canada are currently delivering (and installing or repairing) over 400 debit card readers per day."

Mr. McClelland continued, "We are continuing to invest in a comprehensive e-commerce service offering. We are in various stages of development and are in discussions with a number of firms that have an interest in using our service as an integral part of their e-commerce strategy (same-day product delivery).

"In addition to the e-commerce piece of our growth strategy, we are continuing to build out the traditional local delivery service menu. We have had great success with the Dedicated Vehicle Service in Canada (a driver and vehicle outsourcing service). Revenue from that service has been growing in the U.S. and we are working toward a comprehensive rollout schedule in the near future. Revenues from accounts that use our service on a regional or national basis remain strong.

"Our conversion to a common front-end system is progressing very well. The vast majority of our locations now have been converted and linked together and to the corporate office via a wide-area network with Oracle as the back-end system. This "centralized systems strategy" has largely been funded and we are looking forward to leverage this sophisticated asset on a go-forward basis."


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Mr. McClelland concluded his comments by saying, "We are still paying a price due to circumstances in the past, but I want to assure our shareholders that in addition to navigating through this audit process that we have been aggressively managing the business with an eye to the future in order to rebuild shareholder value. Our posture has not been one where we have stopped building the business. We have added sales personnel. The business is growing. We are very focused on service. Staff morale is good and client support is strong. Investments have been funded out of cash flow. The business has positive momentum."

The restated amounts described above for the first quarter of fiscal year 1999 as well as the preliminary fourth quarter of fiscal year 1999, are subject to audit by Deloitte & Touche LLP. This audit will likely result in further adjustments and also change the period in which certain of the adjustments resulting from the Special Committee process are recorded. The adjustments resulting from the ongoing audit may also affect the preliminary results for first quarter 2000 described herein.

AMEX LISTING STATUS AND TRADING

In late September, the Company was advised by the American Stock Exchange that trading in the Company's stock would remain halted until the re-audited financial information is filed with the Securities and Exchange Commission ("SEC") and the American Stock Exchange has time to review the filings. On November 1, 1999 the American Stock Exchange advised management that the Company would not meet the Exchange's continued listing guidelines after November 15, 1999 based upon the delay in completion of the audit and the resulting failure to timely file audited financial statements with the SEC.

Management is scheduled to meet with the American Stock Exchange's Listing Qualifications Department on January 18, 2000 to present information in support of continued listing on the Exchange. Management intends to make all efforts to maintain the listing status of its common stock, but no assurance can be made that the Company's listing on the American Stock Exchange will be maintained. Even if management is successful in its efforts, the Company's stock will not trade until after the Exchange has had time to review the Company's fiscal year 1999 filings with the SEC. In any event, trading in the Company's stock will not recommence for a minimum of approximately 60 days.


BANK AGREEMENT

As discussed in the September 17, 1999 press release, the Company may be in violation of certain financial covenants and is in violation of certain financial reporting covenants under its bank credit agreement. The Company continues to work with its banks to achieve any necessary waivers or amendments. However, there is no assurance that such waivers or amendments will be achieved. Any necessary waivers or amendments cannot be finalized until the ongoing audit nears completion.


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Management has requested a temporary waiver of the covenants and limited access to the line of credit. The bank group has requested certain information, including the preliminary first quarter 2000 results, prior to considering the request. Management intends to promptly provide this information to the Banks.

CLASS ACTION LAWSUIT AND SEC INQUIRY

On October 14, 1999, plaintiffs filed a second amended class action complaint in the pending shareholder class action in the United States District Court for the Northern District of Texas. The complaint alleges that the defendants issued a series of materially false and misleading statements and omitted material facts concerning the Company's financial condition and business operations in violation of the Securities Act of 1933 and the Securities Exchange Act of 1934. The complaint names as defendants the Company, certain of its current and former officers, the underwriters of the Company's 1998 secondary equity offering, and Deloitte & Touche (Canada). The plaintiffs seek unspecified damages on behalf of all other purchasers of the Company's common stock during the period of September 18, 1997 through and including September 17, 1999. At this date, no class has been certified nor has any discovery commenced. On December 8, 1999, Dynamex moved to dismiss the complaint in its entirety on the grounds that plaintiffs' complaint fails to meet the required pleading standards and that the claims are deficient as a matter of law.

The Special Committee of the Board of Directors has kept the SEC apprised of the status of its inquiry and the restatement process. The Company now has received an informal request for information from the Staff of the Commission for documents concerning the circumstances of the proposed restatement of the Company's prior period financial statements. The Company is cooperating with the Commission in connection with this inquiry.

                                      * * *

Dynamex is a leading provider of same-day delivery and logistics services in the United States and Canada. Additional press releases and investor relations information as well as the Company's internet e-commerce services package, dxNow(TM), is available at www.dynamex.com and www.dxnow.com.


This release contains forward-looking statements which involve assumptions regarding Company operations and future prospects. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risk and uncertainty, including, among other things, those that may arise during the completion of the Company's fiscal year 1999 audit or the preparation of restated financial statements for fiscal year 1997, fiscal year 1998, and each quarter commencing with the first quarter of 1997 (including the possibility that additional entries may be identified that impact the Company's financial results for the current and/or prior reporting periods or that there may be a change in the period in which certain of the adjustments are recorded), the possibility that the Company's stock will be delisted from the American Stock Exchange, the outcome of the shareholder class action and SEC inquiry, acquisition strategy, competition, foreign exchange, and risks associated with the local delivery industry. These and other risks are mentioned from time to time in the Company's filings with


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the Securities and Exchange Commission. In light of such risks and uncertainties, the Company's actual results could differ materially from such forward-looking statements. Prior to the filing of periodic reports relating to the restatement, the Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other Company communications.